EXHIBIT 3.4

AMENDED AND RESTATED BYLAWS

OF

TRUEBLUE, INC.

AS ADOPTED OCTOBER 30, 2017

ARTICLE I

Shareholders

Section 1.1                                   Annual Meeting.  The annual meeting of the shareholders of this Corporation shall be held at such time as the Board of Directors (the “Board of Directors” or the “Board”) shall determine pursuant to proper notice.  Except as otherwise provided by law, the Board may, at any time prior to the holding of an annual meeting of the shareholders, and for any reasonable reason, postpone, reschedule or cancel any previously scheduled annual meeting of the shareholders. The meeting may be postponed or rescheduled to such time as the Board of Directors shall determine, which shall be specified in the notice of postponement or rescheduling of such meeting. The failure to hold an annual meeting at the time stated in or fixed in accordance with these Bylaws does not affect the validity of any corporate action.

Section 1.2.                                Special Meetings.  Except as otherwise provided by law, special meetings of shareholders of this Corporation shall be held on the call of the Board of Directors or by the Secretary of the Corporation (the “Secretary”) after a qualifying demand by one or more shareholders who hold at least ten percent (10%) of all shares entitled to vote on any issue proposed to be considered at the meeting in accordance with the notice procedures set forth in Section 1.10 of these Bylaws. Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders’ meeting. Except as otherwise provided by law, the Board may, at any time prior to the holding of a special meeting of the shareholders, and for any reasonable reason, postpone, reschedule or cancel any previously scheduled special meeting of the shareholders. The meeting may be postponed or rescheduled to such time as the Board of Directors shall determine, which shall be specified in the notice of postponement or rescheduling of such meeting.

Section 1.3.                                Place of Meetings.  Meetings of shareholders shall be held in Tacoma, Washington, or at such place within or without the State of Washington as determined by the Board of Directors, pursuant to proper notice.

Section 1.4.                                Notice.  Written or electronic notice of each shareholders’ meeting stating the date, time, and place and, in case of a special meeting, the purpose(s) for which such meeting is called, shall be given by the Corporation in accordance with Article III of these Bylaws not less than ten (10) (unless a greater period of notice is required by law in a particular case) nor more than sixty (60) days prior to the date of the meeting, to each shareholder of record entitled to vote at such meeting unless required by law to send notice to all shareholders (regardless of whether or not such shareholders are entitled to vote), to the shareholder’s address as it appears on the current record of shareholders of this Corporation.

Section 1.5                                   Business at Annual and Special Meetings. No business may be transacted at an annual or special meeting of shareholders other than business that is:

(a)    specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof);

(b)    otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof); or

(c)    otherwise properly brought before the meeting:

(i)        by, as of the date notice is provided pursuant to Section 1.10 of these Bylaws and as of the date of the meeting, (x) a shareholder that holds of record stock of the Corporation entitled to vote at the meeting on such matter (including the election of a director) (a “Record Holder”) or (y) a person (a “Nominee Holder”) that holds such stock through a nominee or “street name” holder of record of such stock and can demonstrate to the Corporation such indirect ownership of, and such Nominee Holder’s entitlement to vote, such stock on such matter (such Record Holders and Nominee Holders are herein referred to as “Noticing Shareholders”);  and

(ii)    such shareholder complies with the notice procedures set forth in Section 1.10 of these Bylaws. If business is brought before the meeting by more than one Noticing Shareholder, or if the Noticing Shareholder is a member of a “group” with respect to the Corporation’s securities as such term is used in Regulation 13D-G promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the references to Record Holder in (c)(i)(x) and Nominee Holder in (c)(i)(y) refers to each person making a demand and/or each person in the group, and the requirement of (c)(ii) applies to all persons making a demand and/or each person in the group. Clause (c) of this Section 1.5 shall be the exclusive means for a Noticing Shareholder to make nominations or submit other business before a meeting of shareholders (other than matters properly brought before the meeting pursuant to Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting, which matters are not governed by these Bylaws).

Section 1.6.                                Quorum and Required Vote.  At any meeting of the shareholders, a majority in interest of all the shares entitled to vote on a matter, represented by shareholders of record in person or by proxy, shall constitute a quorum of that voting group for action on that matter except as otherwise required by law.

Once a share is represented at a meeting, other than to object to holding the meeting or transacting business, it is deemed to be present for quorum purposes for the remainder of the meeting and for any recess, adjournment or postponement of that meeting unless a new record date is or must be set for the recessed, adjourned or postponed meeting.  At such reconvened meeting, any business may be transacted that might have been transacted at the meeting as originally notified.

If a quorum exists, action on a matter is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the question is one upon which by express provision of the Washington Business Corporation Act, as amended (the “WBCA”), the Articles of Incorporation, these Bylaws, or a condition set by the Board of Directors a different vote is required.

Section 1.7.                                Proxies.   At all meetings of shareholders, a shareholder may vote by proxy.  A shareholder may appoint a proxy to vote for the shareholder by submission of (a) an appointment form signed by the shareholder or the shareholder’s attorney-in-fact, or (b) an electronic transmission sent in accordance with the provisions for electronic notice under Article III of these Bylaws.   An appointment of proxy is effective when an appointment form or an electronic transmission (or documentary evidence thereof, including verification information) is received by the person authorized to tabulate votes for the Corporation. The proxy has the same power to vote as that possessed by the shareholder, unless the appointment form or electronic transmission contains an express limitation on the power to vote or direction as to how to vote the shares on a particular matter, in which event the Corporation must tabulate the votes in a manner consistent with that limitation or direction. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the appointment form or electronic transmission. Any proxy regular on its face shall have a rebuttable presumption of validity.

Section 1.8                                   [RESERVED]

Section 1.9.                                Adjournment.  The chairman of the meeting or a majority of the shares represented at the meeting, even if less than a quorum, may recess, adjourn or postpone the meeting for any reason from time to time. At such reconvened meeting at which a quorum is present any business may be transacted at the meeting as originally notified.  If a meeting is recessed, adjourned or postponed to a different date, time, or place, notice need not be given of the new date, time, or place if a new date, time, or place is announced at the meeting before recess, adjournment or postponement; however, if a new record date for the recessed, adjourned or postponed meeting is or must be fixed in accordance with the corporate laws of the State of Washington, notice of the recessed, adjourned or postponed meeting must be given to persons who are shareholders as of the new record date.

Section 1.10.                         Notice of Shareholder Business to be Conducted at Meetings of Shareholders.  In order for one or more Noticing Shareholder to properly bring any item of business, including shareholder proposals and director nominations, before a meeting of shareholders, timely notice must be given in proper written form to the Secretary.

(a)    To be timely, a Noticing Shareholders’ notice shall be delivered to the Secretary at the principal executive offices of the Corporation:

(i)    as to an annual meeting, not earlier than the close of business on the one hundred and twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered no later than the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation; or

(ii)    as to a special meeting, not later than the close of business on the date of delivery of the first shareholder demand in compliance with 23B.07.020(a) of the WCBA.

In no event shall any recess, adjournment or postponement of an annual or special meeting, or the announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.

(b)    To be in proper form, a Noticing Shareholder’s notice to the Secretary must:

(i)     set forth:

(A)     the name and address of such Noticing Shareholder, as they appear on the Corporation’s books and, if the Noticing Shareholder holds for the benefit of another, the name and address of such beneficial owner;

(B)      a representation that the Noticing Shareholder is a shareholder as of the date of the notice and will continue to be a shareholder through the date of the meeting, and intends to appear in person or by proxy at the meeting to bring such business before the meeting;

(C)     in the case of a Nominee Holder, a demonstration that such Nominee Holder holds such stock through a nominee or “street name” holder of record of such stock and can demonstrate to the Corporation such indirect ownership of, and such Nominee Holder’s entitlement to vote, such stock on such matter;

(D)     a representation as to whether such Noticing Shareholder intends, or is part of a group that intends, to deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding stock required to approve the business and/or elect the director nominee at the meeting;

(E)     as to each Noticing Shareholder and, if a Noticing Shareholder holds for the benefit of another, the beneficial owner on whose behalf the nomination or proposal is made (in each case, a “Holder”) the following information:

(1)    the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and/or of record;

(2)    any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;

(3)    any proxy, contract, arrangement, understanding, or relationship pursuant to which each such Holder has a right to vote or has granted a right to vote any shares of any security of the Corporation;

(4)    any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if such Holder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

(5)    any rights to dividends on the shares of the Corporation owned beneficially by each such Holder that are separated or separable from the underlying shares of the Corporation;

(6)    any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which such Holder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;

(7)    any performance-related fees (other than an asset-based fee) that each such Holder is entitled to which is based on any increase or decrease in the value of shares of the Corporation or any Derivative Instruments; and

(8)    the information called for by (1) through (7) for any members of each such Holder’s immediate family sharing the same household;

(F)    such information shall be provided as of the date of the notice required by this Section 1.10 and each such Holder shall further update and supplement such notice, if necessary, in a supplemental notice to be provided to the Corporation, such that the information provided under this Section 1.10 and Section 1.11 shall be true and correct as of (i) the record date for the meeting, and (ii) the date that is ten (10) business days prior to the meeting, or any recess, adjournment or postponement thereof; and

(G)    any other information relating to each such Holder, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

(ii)    if the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, set forth, as to each Holder, as applicable:

(A)    a brief description of all business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of each such Holder, in such business, including the text of the proposal or business (including the complete text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend any Corporation document, the language of the proposed amendment), and

(B)    a complete and accurate description of all agreements, arrangements and understandings, direct and indirect, between each such Holder, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; and

(iii)    set forth, as to each person, if any, whom the Holder proposes to nominate for election or reelection to the Board of Directors, a complete and accurate description of:

(A)    the following:
(1)    the name, date of birth, business address and residence address of such nominee;

(2)    the business experience during the past five (5) years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience;

(3)    whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interests of any corporation, partnership or other entity;

(4)    any directorships currently held or held within the preceding five (5) years by such nominee in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended;

(5)    whether, in the last ten (10) years, such nominee has been subject to any event specified in Item 401(f) of Regulation S-K under the Exchange Act or any successor provision which may be material to an evaluation of the ability or integrity of the nominee; and

(6)    all information relevant to a determination of the nominee’s status as to “independence,” including references to the criteria established by the New York Stock Exchange (or any other exchange or quotation system on which the Corporation’s equity securities are then listed or quoted) and the Corporation’s Corporate Governance Guidelines, in each case as in effect at the time of such notice; and

(B)    all other information relating to each such nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of the nominee in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(C)    all direct and indirect compensation and other monetary agreements, arrangements and understandings during the past three (3) years, and any other relationships, direct or indirect, between or among such Holders and respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Holder making the nomination or on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(iv)    with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 1.11 of these Bylaws or that may be provided by the Corporation in accordance with its Corporate Governance Guidelines.

The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(c)    Notwithstanding anything in Section 1.10(a)(i) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(d)    Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded.

(e)    For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(f)    Notwithstanding the foregoing provisions, a Noticing Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 1.10 or Section 1.5 of these Bylaws. Nothing in these Bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.  For avoidance of doubt this Section 1.10 shall also constitute an “advance notice provision” for annual meetings for purposes of Rule 14a-4(c)(1) under the Exchange Act.

Section 1.11.                                         Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation pursuant to a nomination by a Noticing Shareholder, such nominee must deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.10) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request), signed by the nominee, that such nominee:

(a)    is not, will not become and has never:

(i)    been a party to any agreement, arrangement or understanding with, or given any commitment or assurance to, any person or entity as to how such nominee, if elected, appointed or designated as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or

(ii)    been a party to any Voting Commitment, even if disclosed hereunder, that could limit or interfere with such nominee’s ability to comply, if elected, appointed or designated as a director of the Corporation, with such person’s fiduciary duties to the Corporation’s shareholders under applicable law,

(b)    is not, will not become and has never been a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with nomination, appointment, designation, service or action as a director that has not been disclosed therein,

(c)    in such nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, intends that the nominee will serve a full term as a director of the Corporation and would be in compliance, if elected, appointed or designated as a director of the Corporation, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation;

(d)    has read and agrees, if elected to serve as a member of the Board, to adhere to the Corporation’s Articles of Incorporation, Bylaws, Corporate Governance Guidelines and any other Corporation policies and guidelines applicable to directors;

(e)    will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

(f)    will complete a written questionnaire with respect to the background and qualification of such in the form required by the Corporation (which form the Noticing Shareholder shall request from the Secretary and shall be provided by the Corporation within ten (10) days of such request).

Section 1.12        Conduct of Meetings. Meetings of the shareholders shall be presided over by the Chairman of the Board or, if the Chairman of the Board is not available, such other officer or director of the Corporation designated by the Board of Directors. The Secretary, if present at any meeting of its shareholders, shall act as the secretary of the meeting. If the Secretary is absent from any meeting of the shareholders, the chairman of the meeting may appoint a secretary for the meeting.

The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the shareholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding the meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place announced at the meeting; (i) restricting the use of audio/video recording devices and cell phones; (j) complying with any state and local laws and regulations concerning safety and security; and (k) determining the order of business. Any rules adopted for the conduct of the meeting shall be communicated to shareholders prior to or at the beginning of the meeting. Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE II

Board of Directors

Section 2.1.                                Powers of Directors.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, except as otherwise provided by its Articles of Incorporation.

The Board of Directors shall elect one of its members to serve as Chairman of the Board, who, when present shall preside at all meetings of the Board of Directors, and who shall have such other powers as the Board may determine.

Section 2.2.                                Number and Qualifications.  The business affairs and property of this Corporation shall be managed by a Board of not less than three (3) directors.  The number of directors may at any time be increased or decreased by the shareholders or by the Board of Directors at any regular or special meeting of the Board of Directors.  Directors need not be shareholders of this Corporation or residents of the State of Washington, but must have reached the age of majority.

 Section 2.3.                                Election-Term of Office.   At each annual meeting of the shareholders, the shareholders shall elect the directors to hold office until the next annual meeting of the shareholders and until their respective successors are elected and qualified. If, for any reason, the directors shall not have been elected at any annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws. Except as provided in Section 2.11 relating to vacancies and as otherwise provided in this paragraph, each director shall be elected by the vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director. The following shall not be votes cast: (a) a share whose ballot is marked as withheld; (b) a share otherwise present at the meeting but for which there is an abstention; and (c) a share otherwise present at the meeting as to which a shareholder gives no authority or direction. In a Contested Election (as defined below), the directors shall be elected by the vote of a plurality of the votes cast.

The following procedures apply in a non-contested election. A nominee who does not receive a majority vote shall not be elected. Except as otherwise provided in this paragraph, an incumbent director who is not elected because he or she does not receive a majority vote shall continue to serve as a holdover director until the earliest of (a) ninety (90) days after the date on which an inspector determines the voting results as to that director pursuant to Section 23B.07.290 of the WBCA; (b) the date on which the Board of Directors appoints an individual to fill the office held by such director, which appointment shall constitute the filling of a vacancy by the Board of Directors pursuant to Section 2.11; or (c) the date of the director’s resignation. Any vacancy resulting from the non-election of a director under this Section 2.3 may be filled by the Board of Directors as provided in Section 2.11. The Governance and Nominating Committee will consider promptly whether to fill the position of a nominee failing to receive a majority vote and make a recommendation to the Board of Directors about filling the position. The Board of Directors will act on the Governance and Nominating Committee’s recommendation and within ninety (90) days after the certification of the shareholder vote will disclose publicly its decision. Except as provided in the next sentence, no director who failed to receive a majority vote for election will participate in the Governance and Nominating Committee recommendation or Board of Directors decision about filling his or her office. If no director receives a majority vote in an uncontested election, then the incumbent directors (a) will nominate a slate of directors and hold a special meeting for the purpose of electing those nominees as soon as practicable, and (b) may in the interim fill one (1) or more director positions with the same director(s) who will continue in office until their successors are elected.

A “Contested Election” is one in which as of the last day for delivery of a notice under Section 1.10(a), (i) a Noticing Shareholder has fully complied with each of the requirements of Section 1.10 with respect to each nominee nominated thereunder; and (ii) the Board of Directors determines that there are more candidates for election than the number of directors to be elected.  In making such determination the Board of Directors may include the number of directors that it intends to nominate and may exclude one or more nominees proposed by a Noticing Shareholder which it concludes does not create a bona fide election contest.  Nothing herein is intended to limit the authority of the Board of Directors to change its determination as to the existence of a Contested Election at a later date, in which event it shall disclose the applicable voting regime in the notice of meeting or if such determination occurs after such notice has been sent issue a new notice which shall include disclosure of the applicable voting regime.

Section 2.4.                                Regular Meeting.  Regular meetings of the Board of Directors shall be held at such places, and at such times as the Board by vote may determine, and, if so determined, no notice thereof need be given.

Section 2.5.                                Special Meetings.  Special meetings of the Board of Directors or any committee may be held at any time or place whenever called by any officer or one (1) or more directors, notice thereof being given to each director by the officer calling or by the officer directed to call the meeting.

Section 2.6.                                Notice.  No notice is required for regularly scheduled meetings of the Board of Directors.  Notice of special meetings of the Board of Directors, stating the date, time, and place thereof, shall be given at least two (2) days prior to the date of the meeting, or less than two (2) days if the Chairman of the Board determines that it is necessary or advisable for the Board to hold a special meeting within two (2) days’ time.  The purpose of the meeting need not be given in the notice.  Any notice of a special or regular meeting shall be given in a manner described in Article III.

Section 2.7.                                Waiver of Notice.  A director may waive notice of a special meeting of the Board either before or after the meeting, and such waiver shall be deemed to be the equivalent of giving notice.  The waiver must be in writing, signed by the director entitled to the notice and delivered to the Corporation for inclusion in its corporate records.  Attendance of a director at a meeting shall constitute waiver of notice of that meeting unless said director attends for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened.

Section 2.8.                                Quorum of Directors.  A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business.  When a quorum is present at any meeting, a majority of the members present thereat shall decide any question brought before such meeting, except as otherwise provided by the Articles of Incorporation or by these Bylaws.

Section 2.9.                                Adjournment.  A majority of the directors present, even if less than a quorum, may recess, adjourn or postpone a meeting and continue it to a later time.  Notice of the recess, adjourned or postponed meeting or of the business to be transacted thereat, other than by announcement, shall not be necessary.  At any recess, adjourned or postponed meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally called.

Section 2.10.                         Resignation and Removal.  Any director of this Corporation may resign at any time by giving written notice to the Board of Directors, its Chairman, the President, or the Secretary.  Any such resignation is effective when the notice is delivered, unless the notice specifies a later effective date.  The shareholders, at a special meeting called expressly for that purpose where a quorum is present, may vote to remove, with or without cause, one (1) or more directors and elect their successors. A director may be removed only if the number of votes cast in favor of removal exceeds the number of votes cast against removal.

Section 2.11.                         Vacancies.  Unless otherwise provided by law, in case of any vacancy in the Board of Directors, including a vacancy resulting from death, incapacity, resignation, removal, disqualification, an increase in the number of directors, a non-election of a director pursuant to Section 2.3 or otherwise, may be filled by an affirmative vote of a majority of the remaining directors, whether constituting a quorum or not, or the sole remaining director. Any director so elected by the Board shall serve until the next annual meeting of shareholders and until the election and qualification of his successor.

Section 2.12.                         Compensation.  By resolution of the Board of Directors, each director may be paid expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director, or a fixed sum for attendance at each meeting of the Board of Directors, or both.  No such payment shall preclude any director from serving this Corporation in any other capacity and receiving compensation therefor.

Section 2.13.                         Presumption of Assent.  A director of this Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless:

(a)    The director objects at the beginning of the meeting, or promptly upon the director’s arrival, to holding it or transacting business at the meeting;

(b)    The director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or

(c)    The director shall file written dissent or abstention with the presiding officer of the meeting before its recess, adjournment or postponement or to the Corporation within a reasonable time after recess, adjournment or postponement of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 2.14.                         Committees.  The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one (1) or more other committees, each of which:

(a)    must have two (2) or more members;

(b)    must be governed by the same rules regarding meetings, action without meetings, notice, and waiver of notice, and quorum and voting requirements as applied to the Board of Directors; and

(c)    to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except no such committee shall have the authority to:

(i)    authorize or approve a distribution except according to a general formula or method prescribed by the Board of Directors;

(ii)    approve or propose to shareholders action which the WBCA requires to be approved by shareholders;

(iii)    fill vacancies on the Board of Directors or on any of its committees;

(iv)    amend the Articles of Incorporation;

(v)    adopt, amend, or repeal the Bylaws;

(vi)    approve a plan of merger not requiring shareholder approval; or

(vii)    authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations on a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors.

Section 2.15.                         Action by Written Consent.  Any action required or permitted to be taken at a meeting the Board of Directors or a committee of the Board may be accomplished without a meeting if the action is taken by all the members of the Board or the respective committee.  The action must be evidenced by one (1) or more written consents describing the action to be taken, signed by all directors or the members of a committee, as the case may be, and delivered to the Secretary for inclusion in the minutes.  Directors’ consents may be signed either before or after the action taken.

Action taken by unanimous written consent is effective when the last director signs the consent, unless the consent specifies a later effective date.

Section 2.16.                         Conference Telephone.  Meetings of the Board of Directors may be effectuated by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other during the meeting.  Participation by such means shall constitute presence in person at such meeting.

ARTICLE III

Notices

                        Section 3.1                                                           Definitions.  Terms used in this Article III shall be as defined in the WBCA.

                        Section 3.2                                                           Oral Notice.  Oral notice, where specifically authorized, may be communicated in person or by telephone, wire or wireless equipment that does not transmit a facsimile of the notice.  Oral notice is effective when communicated if communicated in a comprehensible manner.

                        Section 3.3                                                           Written Notice.  Written notice may be transmitted by mail, private carrier, or personal delivery; or telephone, wire, or wireless equipment that transmits a facsimile of the notice and provides the transmitter with an electronically generated receipt.  Generally, written notice is effective at the earliest of the following:  (a) when dispatched by facsimile if sent to the recipient’s address, telephone number or other number appearing on the records of the Corporation; (b) when received; (c) five (5) days after its deposit in the U.S. mail if mailed with first-class postage, to the address as it appears on the current records of the Corporation; (d) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.  Notwithstanding the foregoing, written notice to a shareholder is effective (a) when mailed, if mailed with first class postage prepaid; and (b) when dispatched, if prepaid, by air courier.

Section 3.4                Electronic Notice. Notices to directors and shareholders from the Corporation and from directors and shareholders to the Corporation may be provided in an electronic transmission which contains or is accompanied by information from which it can be reasonably verified that the transmission was authorized by the director, the shareholder or by the shareholder’s attorney-in-fact.  Subject to contrary provisions in the WBCA, notice to shareholders or directors in an electronic transmission shall be effective only with respect to shareholders and directors that have consented, in the form of a record, to receive electronically transmitted notices and that have designated in the consent the address, location, or system to which these notices may be electronically transmitted and with respect to a notice that otherwise complies with any other requirements of the WBCA and any applicable federal law. A shareholder or director who has consented to receipt of electronically transmitted notices may revoke this consent by delivering a revocation to the Corporation in the form of a record. The consent of any shareholder or director is revoked if (a) the Corporation is unable to electronically transmit two (2) consecutive notices given by the Corporation in accordance with the consent, and (b) this inability becomes known to the Secretary, the transfer agent, or any other person responsible for giving the notice. The inadvertent failure by the Corporation to treat this inability as a revocation does not invalidate any meeting or other action. Electronic notice is effective when it (a) is electronically transmitted to an address, location or system designated by the recipient for that purpose; or (ii) has been posted on an electronic network and a separate record of the posting has been delivered to the recipient together with comprehensive instructions regarding how to obtain access to the posting on the electronic network.

ARTICLE IV

Officers

Section 4.1.           Positions.  The officers of this Corporation may be a Chief Executive Officer, a President, one (1) or more Vice Presidents, a Secretary, a Treasurer, a Chief Financial Officer, a Chief Accounting Officer, a Chief Operating Officer, and a Chief Information Services Officer as appointed by the Board.  Such other officers and assistant officers as may be necessary may be appointed by the Board of Directors or by a duly appointed officer to whom such authority has been delegated by Board resolution.  No officer need be a shareholder or a director of this Corporation.  Any two (2) or more offices may be held by the same person.

Section 4.2.           Appointment and Term of Office.  The officers of this Corporation shall be appointed or chosen by the Board of Directors at any time.  Each officer shall hold office until a successor shall have been appointed and qualified or until said officer’s earlier death, resignation, or removal.

Section 4.3.           Powers and Duties of Officers.  The Board, or a duly authorized officer, shall establish and may at any time modify the powers, duties and responsibilities of each officer.

Section 4.4.           Compensation and Contract Rights.  The salaries and other elements of compensation for executive officers, as designated by the Board of Directors, shall be fixed from time to time by the Board of Directors (or the Compensation Committee thereof, if delegated by resolution or charter).  Salaries of other officers shall be fixed from time to time by the Chief Executive Officer or other duly authorized officer.  The appointment of an officer shall not of itself create contract rights.

Section 4.5.           Resignation or Removal.  Any officer of this Corporation may resign at any time by giving written notice to the Board of Directors.  Any such resignation is effective when the notice is delivered, unless the notice specifies a later date, and shall be without prejudice to the contract rights, if any, of such officer.

The Board of Directors, by majority vote of the entire Board, may remove any officer or agent appointed by it, with or without cause.  The removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.6.           Vacancies.  If any office becomes vacant by any reason, the directors may appoint a successor or successors who shall hold office for the unexpired term.

ARTICLE V

Certificates of Shares and Their Transfer

Section 5.1.           Issuance; Certificates of Shares.  No shares of this Corporation shall be issued unless authorized by or under the direction of the Board.  Such authorization shall include the maximum number of shares to be issued, the consideration to be received, and a determination that the consideration to be received is adequate.  Certificates for shares of the Corporation shall be in such form as is consistent with the provisions of the WBCA and shall state:

(a)    the name of the Corporation and that the Corporation is organized under the laws of the State of Washington;

(b)    the name of the person to whom issued; and

(c)    the number and class of shares and the designation of the series, if any, which such certificate represents.

The certificate shall be signed by original or facsimile signature of two (2) officers of the Corporation, and the seal of the Corporation may be affixed thereto.

Section 5.2.           Transfer of Stock.  Shares of stock may be transferred by delivery of the certificate accompanied by either an assignment in writing on the back of the certificate or by a written power of attorney to assign and transfer the same on the books of this Corporation, signed by the Record Holder of the certificate.  The shares shall be transferable on the books of this Corporation upon surrender thereof so assigned or endorsed.

Section 5.3.           Loss or Destruction of Certificates.  In case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.

Section 5.4.           Record Date and Transfer Books.  For the purpose of determining shareholders who are entitled to notice of or to vote at any meeting of shareholders or any recess, adjournment or postponement thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

If no record date is fixed for such purposes, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any recess, adjournment or postponement thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is recessed, adjourned or postponed more than one hundred twenty (120) days after the date is fixed for the original meeting.

Section 5.5.           Voting Record.  The officer or agent having charge of the stock transfer books for shares of this Corporation shall make at least ten (10) days before each meeting of shareholders a complete record of the shareholders entitled to vote at such meeting or any recess, adjournment or postponement thereof, arranged in alphabetical order, with the address of and the number of shares held by each.  Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Section 5.6            Uncertificated Shares. The shares of the Corporation may be issued in uncertificated or book entry form in the manner prescribed by the Board of Directors. Without limiting the foregoing, shares of the Corporation may be issued in uncertificated or book entry form in connection with new share issuances, the transfer of shares and the replacement of shares represented by lost, destroyed or mutilated certificates as provided in Section 5.3.

ARTICLE VI

Books and Records

Section 6.1.           Books of Accounts, Minutes, and Share Register.  The Corporation:

(a)    shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors exercising the authority of the Board of Directors on behalf of the Corporation;

(b)    shall maintain appropriate accounting records;

(c)    or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each; and

(d)    shall keep a copy of the following records at its principal office:

(i)          the Articles or Restated Articles of Incorporation and all amendments to them currently in effect;

(ii)          the Bylaws or Restated Bylaws and all amendments to them currently in effect;

(iii)          the minutes of all shareholders’ meetings, and records of all actions taken by shareholders without a meeting, for the past three (3) years;

(iv)          its financial statements for the past three (3) years, including balance sheets showing in reasonable detail the financial condition of the Corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein;

(v)          all written communications to shareholders generally within the past three (3) years;

(vi)          a list of the names and business addresses of its current directors and officers; and

(vii)         its most recent annual report delivered to the Secretary of State of Washington.

Section 6.2.           Copies of Resolutions.  Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the President or Secretary.

ARTICLE VII

Indemnification of Officers, Directors, Employees and Agents

Section 7.1.           Definitions.  As used in this Article:

(a)    “Act” means the WBCA, now or hereafter in force.

(b)    “Agent” means an individual who is or was an agent of the Corporation or an individual who, while an agent of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.  “Agent” includes, unless the context required otherwise, the estate or personal representative of an agent.

(c)    “Corporation” means this Corporation, and any domestic or foreign predecessor entity which, in a merger or other transaction, ceased to exist.

(d)    “Director” means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.  “Director” includes, unless the context requires otherwise, the estate or personal representative of a director.

(e)    “Employee” means an individual who is or was an employee of the Corporation or an individual, while an employee of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.  “Employee” includes, unless the context requires otherwise, the estate or personal representative of an employee.

(f)               “Expenses” include counsel fees.

(g)    “Indemnitee” means an individual made a party to a proceeding because the individual is or was a Director, Officer, Employee, or Agent of the Corporation, and who possesses indemnification rights pursuant to the Articles, these Bylaws, or other corporate action.  “Indemnitee” shall also include the heirs, executors, and other successors in interest of such individuals.

(h)    “Liability” means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable Expenses incurred with respect to a Proceeding.

(i)            “Officer” means an individual who is or was an officer of the Corporation or an individual who, while an officer of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.  “Officer,” includes, unless the context requires otherwise, the estate or personal representative of an officer.

(j)               “Party” includes an individual who was, is, or is threatened to be named a defendant or respondent in a Proceeding.

(k)    “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal.

Section 7.2.           Indemnification Rights of Directors, Officers, Employees and Agents.  The Corporation shall indemnify its Directors, Officers, Employees and Agents to the full extent permitted by applicable law as then in effect against liability arising out of a proceeding to which such individual was made a Party because the individual is or was a Director, Officer, Employee or Agent of the Corporation.  The Corporation shall advance Expenses incurred by such persons who are Parties to a Proceeding in advance of final disposition of the Proceeding, as provided herein.

Section 7.3.           Procedure for Seeking Indemnification and/or Advancement of Expenses.

(a)    Notification and Defense of Claim.  Indemnitee shall promptly notify the Corporation in writing of any Proceeding for which indemnification could be sought under this Article.  In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

With respect to any such Proceeding as to which Indemnitee has notified the Corporation:

(i)           the Corporation will be entitled to participate therein at its own expense; and

(ii)           except as otherwise provided below, to the extent that it may wish, the Corporation, jointly with any other indemnifying Party similarity notified, will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee.  Indemnitees consent to such counsel may not be unreasonably withheld.

After notice from the Corporation to Indemnitee of its election to assume the defense, the Corporation will not be liable to Indemnitee under this Article for any legal or other Expenses subsequently incurred by Indemnitee in connection with such defense.  However, Indemnitee shall continue to have the right to employ its counsel in such Proceeding, at Indemnitee’s Expense; and if:

(i)           the employment of counsel by Indemnitee has been authorized by the Corporation;

(ii)           Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of such defense; or

(iii)           the Corporation shall not in fact have employed counsel to assume the defense of such Proceeding,

the fees and Expenses of Indemnitee’s counsel shall be at the expense of the Corporation.

The Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall reasonably have made the conclusion that a conflict of interest may exist between the Corporation and the Indemnitee in the conduct of the defense.

(b)    Information to be Submitted and Method of Determination and Authorization of Indemnification.  For the purpose of pursuing rights to indemnification under this Article, the Indemnitee shall submit to the Board a sworn statement requesting indemnification and reasonable evidence of all amounts for which such indemnification is requested (together, the sworn statement and the evidence constitutes an “Indemnification Statement”).

Submission of an Indemnification Statement to the Board shall create a presumption that the Indemnitee is entitled to indemnification hereunder, and the Corporation shall, within sixty (60) calendar days thereafter, make the payments requested in the Indemnification Statement to or for the benefit of the Indemnitee, unless:  (1) within such sixty (60) calendar day period it shall be determined by the Corporation that the Indemnitee is not entitled to indemnification under this Article; (2) such vote shall be based upon clear and convincing evidence (sufficient to rebut the foregoing presumption); and (3) the Indemnitee shall receive notice in writing of such determination, which notice shall disclose with particularity the evidence upon which the determination is based.

At the election of the President, the foregoing determination may be made by either:  (1) the written consent of the shareholders owning a majority of the stock in the Corporation; (2) a committee chosen by written consent of a majority of the directors of the Corporation, and consisting solely of two (2) or more Directors not at the time parties to the proceeding; or (3) as provided by Section 23B.08.550 of the WBCA, as amended.

Any determination that the Indemnitee is not entitled to indemnification, and any failure to make the payments requested in the Indemnification Statement, shall be subject to judicial review by any court of competent jurisdiction.

(c)    Special Procedure Regarding Advance for Expenses.  An Indemnitee seeking payment of expenses in advance of a final disposition of the proceeding must furnish the Corporation, as part of the Indemnification Statement:

(i)          a written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct required to be eligible for indemnification; and

(ii)         a written undertaking, constituting an unlimited general obligation of the Indemnitee, to repay the advance if it is ultimately determined that the Indemnitee did not meet the required standard of conduct.

If the Corporation determines that indemnification is authorized, the Indemnitee’s request for advance of Expenses shall be granted.

(d)    Settlement.  The Corporation is not liable to indemnify Indemnitee for any amounts paid in settlement of any Proceeding without Corporation’s written consent.  The Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent.  Neither the Corporation nor Indemnitee may unreasonably withhold its consent to a proposed settlement.

Section 7.4.           Contract and Related Rights.

(a)    Contract Rights.  The right of an Indemnitee to indemnification and advancement of expenses is a contract right upon which the Indemnitee shall be presumed to have relied in determining to serve or to continue to serve in his or her capacity with the Corporation.  Such right shall continue as long as the Indemnitee shall be subject to any possible proceeding.  Any amendment to or repeal of this Article shall not adversely affect any right or protection of an Indemnitee with respect to any acts or omissions of such Indemnitee occurring prior to such amendment or repeal.

(b)    Optional Insurance, Contracts, and Funding.  The Corporation may:

(i)           maintain insurance, at its Expense, to protect itself and any Indemnitee against any Liability, whether or not the Corporation would have power to indemnify the individual against the same Liability under Sections 23B.08.510 or .520 of the WBCA, or a successor statute;

(ii)           enter into contracts with any Indemnitee in furtherance of this Article and consistent with the Act; and

(iii)          create a trust fund, grant a security interest, or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

(c)    Severability.  If any provision or application of this Article shall be invalid or unenforceable, the remainder of this Article and its remaining applications shall not be affected thereby, and shall continue in full force and effect.

(d)    Right of Indemnitee to Bring Suit.  If (i) a claim under this Article for indemnification is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation; or (ii) a claim under this Article for advancement of expenses is not paid in full by the Corporation within twenty (20) days after a written claim has been received by the Corporation, then the Indemnitee may, but need not, at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  To the extent successful in whole or in part, the Indemnitee shall be entitled to also be paid the Expense (to be proportionately prorated if the Indemnitee is only partially successful) of prosecuting such claim.

Neither:  (i) the failure of the Corporation (including its Board of Directors, its shareholders, or independent legal counsel) to have made a determination prior to the commencement of such proceeding that indemnification or reimbursement or advancement of Expenses to the Indemnitee is proper in the circumstances; nor (ii) an actual determination by the Corporation (including its Board of Directors, its shareholders, or independent legal counsel) that the Indemnitee is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the Proceeding or create a presumption that the Indemnitee is not so entitled.

Section 7.5.           Exceptions.  Any other provision herein to the contrary notwithstanding, the Corporation shall not be obligated pursuant to the terms of these Bylaws to indemnify or advance Expenses to Indemnitee with respect to any Proceeding:

(a)    initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce right to indemnification under these Bylaws or any other statute or law or as otherwise required under the statute; but such indemnification or advancement of Expenses may be provided by the Corporation in specific cases if the Board of Directors finds it to be appropriate;

(b)    instituted by Indemnitee to enforce or interpret this Article VII, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Proceeding was not made in good faith or was frivolous;

(c)    for which any of the Expenses or Liabilities for indemnification is being sought have been paid directly to Indemnitee by an insurance carrier under a policy of Officers’ and Directors’ liability insurance maintained by the Corporation; or

(d)    for which the Corporation is prohibited by the WBCA or other applicable law as then in effect from paying such indemnification and/or advancement of Expenses.  For example, the Corporation and Indemnitee acknowledge that the SEC has taken the position that indemnification is not possible for Liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain violations under the Employee Retirement Income Security Act of 1974.  Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation’s right to indemnify Indemnitee.

ARTICLE VIII

Limitation of Director Liability

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director, except for:

(a)           acts or omissions involving intentional misconduct by the director or a knowing violation of law by the director;

(b)           conduct violating Section 23B.08.310 of the WBCA (which involves certain distributions by the Corporation); or

(c)           any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.

If the WBCA is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the WBCA, as so amended.  Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

ARTICLE IX

Amendment of Bylaws

Section 9.1.           By the Shareholders.  These Bylaws may be amended or repealed at any annual or special meeting of the shareholders if notice of the proposed amendment is contained in the notice of the meeting.

Section 9.2.           By the Board of Directors.  These Bylaws may be amended or repealed by the affirmative vote of a majority of the whole Board of Directors at any meeting of the Board, if notice of the proposed amendment is contained in the notice of the meeting.  However, the directors may not modify the Bylaws fixing their qualifications, classifications, or term of office.

The undersigned, as Secretary, of TrueBlue, Inc. executes these Bylaws on October 30, 2017.

/s/ James E. Defebaugh

James E. Defebaugh
Secretary